Exhibit 99.2

The Board of Directors

ChampionX Corporation

2445 Technology Forest Blvd.,

Building 4, 12th Floor

The Woodlands, TX 77381

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 1, 2024, to the Board of Directors of ChampionX Corporation (“ChampionX”) as Annex B to, and reference to such opinion letter under the headings “Summary—Opinion of ChampionX’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—ChampionX’s Reasons for the Merger; Recommendation of the ChampionX Board of Directors,” and “The Merger—Opinion of ChampionX’s Financial Advisor” in, the proxy statement/prospectus of ChampionX and Schlumberger Limited (“SLB”), which proxy statement/prospectus forms a part of the registration statement on Form S-4 of SLB (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “experts” as used in the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

April 29, 2024